                                                                 EXHIBIT 10AA(i)



                        BINDLEY WESTERN INDUSTRIES, INC.
                           PROFIT SHARING EXCESS PLAN
                           --------------------------


I


                           NATURE AND PURPOSE OF PLAN
                           --------------------------

     1. Type of Plan. The Bindley Western Industries, Inc. Profit-Sharing Excess Plan ("Plan") is established by the Company as an unfunded, non-qualified deferred-compensation plan for a select group of the Employer's management and highly-compensated employees.

     2. Purpose of Plan. The purpose of the Plan is to provide a means for the payment of deferred compensation to a select group of key senior management employees of the Employer, in recognition of their substantial contributions to the operation of the Employer, and to provide those individuals with additional financial security as an inducement to them to remain in employment with the employer.


II


                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------

     2. Definitions. As used in the Plan, the following words and phrases, when capitalized, have the following meanings except when used in a context that plainly requires a different meaning:

          (a) "Account" means, with respect to a Participant, the bookkeeping account that serves as a record of the contributions and interest credited to the Participant under the terms of this Plan.

          (b) "Allocation Percentage" means, with respect to a Participant for a Plan Year of the Profit Sharing Plan, the percentage obtained by dividing the total contributions and forfeitures allocated to the Participant's account in the Profit Sharing Plan by that portion of his Compensation taken into account for those allocations under the Profit Sharing Plan.

          (c) "Applicable Interest Rate" means, with respect to a Plan Year, the rate of return of the Standard & Poor's 500 Index for the Plan Year.

          (d) "Beneficiary" means, with respect to a Participant, the person or persons designated pursuant to Section 6.9 to receive benefits under the Plan in the event of the Participant's death.

          (e) "Board of Directors" means the Board of Directors of the Company.

          (f) "Change in Control" means an event described in Subsection 6.3(b).

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

          (h) "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

          (i) "Company" means Bindley Western Industries, Inc.

          (j) "Compensation" means, with respect to a Participant for a Plan Year, the Participant's compensation as defined for purposes of the Profit Sharing Plan for the Plan Year, but without regard to the limitation imposed by Code Paragraph 401(a)(17).

          (k) "Designated Participant" means a Participant designated by the Committee to receive special contributions pursuant to Section 5.2.

          (l) "Disability" means, with respect to a Participant, the Participant's inability by reason of illness or other physical or mental disability to perform the duties required by his employment for any consecutive 180 day period. The existence of a Disability shall be determined by the Committee on the basis of competent medical evidence.

          (m) "Effective Date" means December 9, 1994.

          (n) "Eligible Employee" means a key management Employee who is selected by the Committee as an individual who has the opportunity to impact significantly the annual operating success of the Employer.

          (o) "Employee" means any person employed by the Employer on a full-time salaried basis, including officers of the Company or a Related Employer.

          (p) "Employer" means the Company and any Related Employer.

          (q) "Limited Compensation" means, with respect to a Participant for a Plan Year, that portion of the Participant's Compensation not in excess of the limitation in effect under the Code Paragraph 401(a)(17) for the Plan Year.

          (r) "Participant" means an Eligible Employee who becomes a Participant in the Plan pursuant to Section 3.1.

          (s) "Plan" means this instrument, as amended from time to time, and the non-qualified deferred compensation plan so established.

          (t) "Plan Year" means a calendar year commencing on or after January 1, 1994.

          (u) "Pre-94 Compensation" means, with respect to a Participant for a Plan Year, that portion of the Participant's Compensation not in excess of the limitation in effect under Code Paragraph 401(a)(17) for 1993, increased for each Plan Year in accordance with Code Subsection 415(d).

          (v) "Profit Sharing Plan" means the Profit Sharing Plan of Bindley Western Industries, Inc. and Subsidiaries.

          (w) "Rabbi Trust" means a grantor trust established by the Company pursuant to Subsection 4.3(b) for the deposit of funds to be used for the exclusive purpose of paying benefits accrued under the Plan, subject to the claims of the Company's general creditors in the event of the Company's insolvency.

          (x) "Related Employer" means any Employer that, together with the Company, is under common control or a member of an affiliated service group, as determined under Code Subsections 414(b), (c), (m), and (o).

          (y) "Retirement" means, with respect to a Participant, the Participant's Termination of Employment, other than a Termination for Cause, on or after the date the Participant attains age 65.

          (z) "Schedule A" means the Schedule A attached to this Plan for the purpose of determining the benefits payable under Section 6.8 in connection with a Participant's death.

          (aa) "Termination for Cause" means, with respect to a Participant, a Termination of Employment due to fraud, dishonesty, theft of corporate assets, or other gross misconduct by the Participant. Notwithstanding the foregoing, a Participant shall not be deemed to have incurred a Termination for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct constituting cause and specifying the particulars of the conduct in detail.

          (bb) "Termination of Employment" means, with respect to a Participant, the cessation of the relationship of Employer and Employee between the Participant and the Employer for any reason other than the Participant's death or Disability. A Participant shall not be treated as having incurred a Termination of Employment until the employment relationship between the Participant and all Related Employers has terminated.

          (cc) "Transferred Amounts" means any deferred compensation accumulated by a Participant under the Deferred Compensation Agreement between Bindley Western Industries, Inc. and William E. Bindley and transferred to this Plan, pursuant to Section 5.3.

          (dd) "Unforeseeable Emergency" means, with respect to a Participant or Beneficiary, a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant, Beneficiary, or his or her dependents; loss of the Participant's or Beneficiary's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's or Beneficiary's control.

     3. Rules of Construction. The following rules of construction shall govern in interpreting the Plan:

          (a) The provisions of this Plan shall be construed and governed in all respects under and by the internal laws of the State of Indiana, to the extent not preempted by federal law.

          (b) Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and vice versa.

          (c) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

          (d) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

          (e) If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.


III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     2.  Eligibility.  Participation in the Plan is limited to Eligible
Employees.

     3. Date OF Participation. An Eligible Employee shall become a Participant on the date specified by the Committee.

     4. Cessation of Participation. Any Participant who ceases to be an Eligible Employee, but continues to be an Employee, shall cease to be eligible to receive contributions under Article V but shall continue to have an Account and to be credited with interest on his Account under Section 4.2 (until that Account is fully distributed pursuant to Article VI or forfeited pursuant to
Section 4.6), and, except as provided in Section 4.6, the Participant shall be entitled to receive benefits under Article VI.

IV
--
                             PARTICIPANTS' ACCOUNTS
                             ----------------------

     2. Establishment of Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, which should be credited with contributions and Transferred Amounts pursuant to
Article V and interest pursuant to Section 4.2. Each Participant shall have a separate Account. The Participant's interest in his Account shall be subject to forfeiture pursuant to Section 4.6, but shall otherwise be fully vested at all times.

     3. Interest on Accounts. A Participant's Account shall be deemed to bear interest from the date it is established to the date the entire Account is distributed pursuant to Article VI or forfeited pursuant to Section 4.6. Interest shall be credited at the end of each Plan Year at the Applicable Interest Rate.

     4. Accounts Unfunded.

          (a) Accounts shall be accounting accruals, in the names of Participants, on the Employer's books. Accounts shall be unfunded, so that the Employer's obligation to pay benefits under the Plan is merely a contractual duty to make payments when due under the Plan. The Employer's promise to pay benefits under the Plan shall not be secured in any way, and except as provided in Subsection (b), the Company shall not set aside or segregate assets for the purpose of paying amounts credited to Participants' Accounts.

          (b) Notwithstanding the positions of Subsection (a), the Company shall establish a Rabbi Trust. The Employer, from time to time, shall make such contributions to the Rabbi Trust as the Committee, in its sole discretion, determines are appropriate to enable the Employer to meet its contractual obligations to Participants to pay benefits under the Plan when due. The Rabbi Trust established under this Section shall be created pursuant to a written trust document that conforms to the model form of rabbi trust agreement approved by the Internal Revenue Service in Revenue Procedure 92-64 (as amended from time to time).

     5. Valuation of Accounts. The value of a Participant's Account as of any date shall equal the dollar amount of any contributions and Transferred Amounts credited to the Account pursuant to Article V, increased or decreased by any earnings or losses deemed to be credited to the account in accordance with
Section 4.2, and decreased by the amount of any payments made from the Account to the Participant or his Beneficiary pursuant to Article VI. In the event that a Participant dies before his Account has been distributed, the value of the Participant's Account shall be adjusted in accordance with Section 6.8.

     6. Annual Report. Within 120 days following the end of each Plan Year, the Committee shall provide to each Participant a written statement of the amount standing to his credit in his Account as of the end of that Plan Year.

     7. Forfeiture on Termination for Cause. In the event a Participant is Terminated for Cause before his Account is fully distributed, then his entire remaining Account shall be forfeited upon his Termination of Employment, and neither he nor his Beneficiary shall be entitled to any further benefits under the Plan. Notwithstanding the foregoing, any Transferred Amounts credited to a Participant's Account shall not be forfeitable pursuant to this Section.


V
-

                     CONTRIBUTIONS AND TRANSFERRED AMOUNTS
                     -------------------------------------

     2. Basic Contributions. For each Plan Year there shall be credited to the Account of each Participant who commenced participation before or during the Plan Year (and who has not become ineligible pursuant to Section 3.3), a contribution equal to the difference between (a) the Participant's Allocation Percentage multiplied by his Pre-94 Compensation and, (b) the Participant's Allocation Percentage multiplied by his Limited Compensation. Contributions with respect to a Participant shall be credited to the Participant's Account as of the last day of the Plan Year.

     3. Special Contributions for Designated Participant. For each Plan Year, the Account of any Participant who is a Designated Participant for the Plan Year shall be credited with a special contribution equal to the difference between
(a) $30,000 and (b) the sum of (1) the contribution credited to the Participant's Account pursuant to Section 5.1 for the Plan Year plus (2) the employer contribution (not including elective contributions made pursuant to Code Subsection 401(k)) allocated to the Designated Participant's account in the Profit Sharing Plan for the Plan Year.

     4. Transferred Amounts. Upon the termination by mutual agreement of the Deferred Compensation Agreement between Bindley Western Industries, Inc. and William E. Bindley, amounts credited to Mr. Bindley under that agreement (the "Transferred Amounts") shall be credited to his Account in this Plan and shall thereafter be treated as transferred to this Plan and subject to the applicable terms of this Plan.


VI
--

                            DISTRIBUTION OF BENEFITS
                            ------------------------

     2. General Distribution Rules.

          (a) General Provisions. Except as otherwise provided in Sections 6.2 through 6.7, a Participant's Account shall be distributed to the Participant (or to his Beneficiary in the event of his death) in the form and at the time elected by the Participant pursuant to Subsection (b).

          (b) Participant's Election. Upon commencing participation in the Plan, the Participant shall make an election, in writing and pursuant to rules established by the Committee, selecting the form and time for the payment of his benefits from among the options described in this Subsection. A Participant may, at any time, change his election effective as of the first day of the next Plan Year, but the Participant's new election shall apply only to amounts credited to his Account after the effective date of the new election.

          (1) Form of Distribution. A Participant may elect to have his Account distributed in one of the following forms:

               (A) A lump sum payment; or

               (B) Substantially equal annual or quarterly installments over a specified number of years not exceeding 15.

          (2) Time of Distribution. Distribution of a Participant's benefits shall commence as soon as administratively feasible after the earlier of the Participant's death or his Retirement, except that the Participant may elect to have a specified percentage of his benefits subject to the election distributed in a lump sum on a specified future date not earlier than five years from the date of the Participant's election.

          (c) If a Participant fails to make an election pursuant to this Section, then, except as otherwise provided in Sections 6.2 through 6.7, the Participant's benefits shall be distributed in five substantially equal annual installments commencing as soon as administratively feasible after the earlier of the Participant's death or his Retirement.

     3. Distribution of Transferred Amounts. Any Transferred Amounts with respect to a Participant shall be distributed in five substantially equal annual installments as provided in this Section until all of the Transferred Amounts have been distributed. The first annual installment shall be paid on the first day of the month immediately following the earliest of the Participant's death, Disability, Retirement, or other Termination of Employment. Subsequent annual installments shall be paid on the anniversary of the initial payment.

     4. Distribution Upon Disability. Notwithstanding Section 6.1, in the event a Participant incurs a Disability, the Participant's Account shall be distributed to the Participant (or, in the event of his death, to his Beneficiary) in a lump sum payment as soon as administratively feasible after the Committee determines that the Participant has incurred a Disability.

     5. Distribution Upon Termination of Employment Before Retirement. Notwithstanding Section 6.1, if the Participant incurs a Termination of Employment other than a Retirement or a Termination for Cause, the Participant's Account shall be distributed to the Participant (or, in the event of his death, to his Beneficiary) in a lump sum payment as soon as administratively feasible after the Participant's Termination of Employment.

     6. Distribution Upon a Change in Control. (a) Notwithstanding any other Section, if a Change in Control occurs, a Participant's Account shall be distributed as soon as administratively feasible in a single lump sum payment to the Participant (or, in the event of the Participant's death, before distribution, to his Beneficiary).

     (A) As used in this Plan, the term "Change in Control" means any of the following events:

          (1) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, the "Exchange Act") ("any person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of 25% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Employer; (D) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation, if, following that reorganization, merger, or consolidation, the conditions described in clauses (A), (B), and (C) of paragraph (3) of this subsection (b) are satisfied; (E) any acquisition by William E. Bindley; or (F) upon the death of William E. Bindley, any acquisition triggered by this death by operation of law, by any testamentary bequest, or by the terms of any trust or other contractual arrangement established by him.

          (2) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company's shareholders, with approval by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (3) Approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, unless following that reorganization, merger, or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from the reorganization, merger, or consolidation and the combined voting power of the then outstanding voting securities of that corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were then beneficiary owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to the reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to the reorganization, merger, consolidation of the outstanding Company stock and outstanding Company voting securities, as the case may be; (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company or the corporation resulting from the reorganization, merger, or consolidation, in any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 25% or more of the outstanding Company common stock or Company voting securities, as the case may be) beneficially owned, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the reorganization, merger, or consolidation, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and (C) at least a majority of the members of the board of directors of the corporation resulting from the reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for the reorganization, merger, or consolidation.

          (4) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which following such sale or other disposition (i) more than 60% of, respectively, then outstanding shares of common stock of that corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the outstanding Company common stock and outstanding Company voting securities immediately prior to the sale or other disposition in substantially the same proportion as their ownership, immediately prior to the sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be; (ii) no Person (excluding the Company and any employee benefit plan or related trust of the Corporation or the corporation and any Person beneficially owning, immediately prior to the sale or other disposition, directly or indirectly, 25% or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation and the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for the sale or other disposition of the assets of the Company.

     7. Distribution of Small Amounts. Notwithstanding Section 6.1, if the remaining value of a Participant's Account (other than that portion, if any, of his Account consisting of Transferred Amounts) does not exceed $10,000.00, the balance of his Account (other than the portion, if any, consisting of Transferred Amounts) shall be distributed in a lump sum payment to the Participant (or, in the event of his death, to his Beneficiary).

     8. Distribution Upon Financial Emergency. A Participant or Beneficiary, upon written petition to the Committee, may withdraw some or all of the balance of the Participant's Account if the Committee, in its sole discretion, determines that the requested withdrawal is on account of an Unforeseeable Emergency and that the amount to be withdrawn does not exceed the amount necessary to satisfy the Unforeseeable Emergency. Withdrawals under this Section shall not be permitted to the extent that the Unforeseeable Emergency may reasonably be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of the Participant's or Beneficiary's assets (to the extent liquidation would not itself cause a financial hardship), or (c) suspension or cessation of elective deferrals under the Profit Sharing Plan or the Bindley Western Industries, Inc. 401(k) Excess Plan.

     9. Death Benefits. In the event that a Participant dies before his Account is completely distributed, his Beneficiary shall be entitled to a death benefit. The amount of the death benefit payable to the Beneficiary shall be determined under Schedule A. If the amount of the death benefit determined under Schedule A is greater than the amount credited to the Participant's Account immediately before his death, then the value of the Participant's Account shall be adjusted to equal the death benefit determined under Schedule A. The form and timing of the payment of death benefit shall be determined pursuant to Section 6.1, subject to Sections 6.2 through 6.7.


     10. Designation of Beneficiary. A Participant's Beneficiary shall be the person or persons, including a trustee, designated by the Participant in writing pursuant to the practices of, or rules prescribed by, the Committee, as the recipient of any benefits payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Committee during the Participant's life on a form prescribed by the Committee; provided, however, that finalized divorce or marriage (other than a common law marriage) shall automatically revoke a previously filed Beneficiary designation, unless in the case of divorce the former spouse was not designated as the Beneficiary or in the case of marriage the Participant's new spouse is already the designated Beneficiary. If no person has been designated as the Participant's Beneficiary, if a Participant's Beneficiary designation has been revoked by marriage or divorce, or if no person designated as Beneficiary survives the Participant, the Participant's estate shall be his Beneficiary.

VII
---
                                 ADMINISTRATION
                                 --------------

     2. Administrator. The Committee shall be the Administrator of the Plan. All decisions of the Committee shall be by a vote of a majority of its members and shall be final and binding.

     3. Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if it is in writing or hand delivered, or sent by registered or certified mail, to any member of the Committee. The notice or filing shall be deemed made as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     4. Powers and Duties of the Committee. Subject to the specific limitations stated in this Plan, the Committee shall have the following powers, duties, and responsibilities:

          (a) To carry out the general administration of the Plan;

          (b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

          (c) To keep appropriate books and records;

          (d) To determine amounts to be distributed to Participants and Beneficiaries under the provisions of the Plan;

          (e) To determine, consistent with the provisions of this instrument all questions of eligibility, rights, and status of Participants and Beneficiaries under the Plan;

          (f) To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

          (g) To exercise all other powers and duties specifically conferred upon the Committee elsewhere in this instrument; and

          (h) To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.

VIII
----

                           AMENDMENT AND TERMINATION
                           -------------------------

     2. Amendment. The Company reserves the right to amend the Plan at any time by action of the Board of Directors, with written notice given to each Participant in the Plan. The Company, however, may not make any amendment that reduces a Participant's benefits accrued as of the date of the amendment unless the Participant consents in writing to the amendment. Notwithstanding the foregoing, the Company may not amend any of the provisions of Section 6.5 within three years of a Change in Control.

     3. Termination. The Company reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate. Upon termination of the Plan, no further contribution shall be made to the Plan. Subject to Section 6.5, distribution following termination of the Plan shall be made at the time and under the terms and conditions as the Corporation, in its sole discretion, shall determine, which shall commence no later than the earliest of a Participant's Death, Disability, Retirement or other Termination of Employment.

IX
--
                                 MISCELLANEOUS
                                 -------------

     2. Relationship. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, Participants, Beneficiaries or any other persons. The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended. The rights of Participants and Beneficiaries to receive payment of benefits under the Plan is strictly a contractual right of payment, and this Plan does not grant, nor shall it be deemed to grant Participants, Beneficiaries, or any other person any interest or right to any of the funds, property, or assets of the Employer other than as an unsecured general creditor of the Employer.

     3. Other Benefits and Plans. Nothing in this Plan shall be deemed to prevent Participants from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to them at any time under any other present or future retirement or incentive plan of the Employer.

     4. Anticipation of Benefits. Neither Participants nor Beneficiaries shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void. Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferrable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     5. No Guarantee of Continued Employment. Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving any participant any right to be retained in employment with the Employer. The Employer specifically reserves the right to terminate any Participant's employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Employer.

     6. Waiver of Breach. The Company's or the Committee's waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent breach by the Participant.

     7. Protective Provisions. Each Participant shall cooperate with the Company and the Committee by furnishing any and all information requested by the Company or the Committee in order to facilitate the payment of benefits under the Plan, by taking any physical examinations the Committee may deem necessary and by taking any other relevant action as may be requested by the Company or the Committee. If any Participant refuses so to cooperate, the Company shall have no further obligation to the Participant or his Beneficiary under this Plan, other than to distribute to the Participant any Transferred Amounts. If a Participant makes any material misstatement of information or nondisclosure of medical history, then no distributions with respect to any affected contribution shall be made under this Plan to the Participant or his Beneficiary, other than payment to that Participant or his Beneficiary of any Transferred Amounts with respect to the Participant; provided, however, that the Committee may determine that benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage, or expense suffered or incurred by the Company as a result in any way of the Participant's action, misstatement, or nondisclosure.

     8. Benefit. This Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns.

     9. Responsibility for Legal Affect. Neither the Committee nor the Company makes any recommendations or warranties, express or implied, assumes any responsibility concerning the legal context, or other implications or affects of this Plan.

     10. Tax Withholding. The Employer shall withhold from any payment made under the Plan such amount or amounts as may be required by applicable federal, state, or local laws.

     Bindley Western Industries, Inc. has caused this Plan to be executed by their duly authorized officers, as of the 9th day of December, 1994.

                              BINDLEY WESTERN INDUSTRIES, INC.


                              By:______________________________
                              Office:__________________________


 ATTEST: By: ____________________________
         Office:_________________________

                                  TRUST UNDER
                       BINDLEY WESTERN INDUSTRIES, INC.
                          PROFIT SHARING EXCESS PLAN
                       --------------------------------


          This Trust Agreement is made this _____ day of January, 1995, by and between Bindley Western Industries, Inc. (the "Company"), and Key Trust Company of Indiana, N.A. (the "Trustee").

                                   Recitals
                                   --------

          A. WHEREAS, the Company has adopted the Bindley Western Industries, Inc. Profit Sharing Excess Plan (the "Plan");

          B. WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

          C. WHEREAS, the Company wishes to establish a trust (the "Trust") and contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

          D. WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

          E. WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

                                   Agreement
                                   ---------



1.        Establishment of Trust.

          (a) The Company hereby deposits with the Trustee in trust $__________, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

          (b) The Trust shall become irrevocable 30 days following the issuance of a favorable private letter ruling regarding the Trust from the Internal Revenue Service.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust shall be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

          (e) Within 90 days following the end of each Plan Year ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, the Company shall be required irrevocably to deposit additional cash or property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan Year.

Section 2. Payments To Plan Participants And Their Beneficiaries.

          (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payment to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

          (b) The entitlement of the Plan participant or his or her beneficiary to benefits under the Plan shall be determined by the party or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants and their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments To Trust Beneficiaries When Company Is Insolvent.

          (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making the determination concerning the Company's solvency.

          (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (a) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 2. Payments To Company. Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 3. Investment Authority.

          (a) In no event may the Trustee invest in securities (including stocks or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

          (b) Subject to the provisions of this Agreement and the investment guidelines submitted to the Trustee from time to time by the Committee (as defined in the Plan), the Trustee shall invest and reinvest in such stocks, bonds, or other real or personal property, tangible or intangible, including without limiting the generality of the foregoing, in trust funds and insurance or annuity contracts, as, and in such proportions as, the Trustee, in its sole discretion shall determine. The Trustee may, from time to time, transfer to a common, collective, or pooled trust fund maintained by the Trustee, or any affiliate of the Trustee, all or such part of the Trust assets as the Trustee may deem advisable, and such part or all of the Trust assets transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund, which contemplates the commingling for investment purposes of the transferred portion of the Trust assets with trust assets of other participating trusts. The Trustee may, from time to time, withdraw from such common, collective, or pooled trust fund all or such part of the Trust assets as the Trustee may deem advisable.

Section 4. Disposition Of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 5. Accounting By The Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during that year or during the period from the close of the last preceding year to the date of the Trustee's removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being separately noted), and showing all cash, securities, and other property held in the Trust at the end of the year or as of the date of the Trustee's removal or resignation, as the case may be.

Section 6. Responsibility Of Trustee.

          (a) The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Company or the Committee which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by the Company or the Committee.

          (b) If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities, including, without limitation, reasonable attorneys' fees and expenses, relating to the litigation and to be primarily liable for such payments.

          (c) The Trustee may consult with legal counsel, who may also be counsel for the Company generally, with respect to any of its duties or obligations under this Trust Agreement.

          (d) With the prior written approval of the Company, the Trustee may hire suitable agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations under this Trust Agreement.

          (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name the beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance held as an asset of the Trust.

          (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 7. Compensation And Expenses Of Trustee. The Trustee shall be paid such reasonable compensation as shall, from time to time, be agreed upon in writing between the Company and the Trustee. In addition, subject to Section 8(d) hereof, the Trustee shall be reimbursed for any reasonable fees and expenses, including counsel fees, incurred by and in the administration of the Trust. Such compensation, fees, and expenses shall be paid from the Trust assets unless paid by the Company.

 Section 8.  Resignation And Removal Of Trustee.

          (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

          (b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

          (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal, or transfer, unless the Company extends the time limit.

          (d) If the Trustee resigns or is removed, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 9. Appointment Of Successor.

          (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes the successor Trustee.

Section 10.  Amendment Or Termination.

          (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the

Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

          (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

Section 11.  Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

          (d) Each word and phrase defined in the Plan shall, whenever used in this Trust Agreement, have the meaning subscribed to it in the Plan unless a different meaning is plainly required by the context in which the word of phrase is used or unless otherwise expressly provided in this Trust Agreement.

Section 12.  Effective Date.  The effective date of this Trust Agreement shall be January 1, 1995.

          Bindley Western Industries, Inc., and Key Trust Company of Indiana, N.A., by their respective duly authorized officers, have caused this Trust Under Bindley Western Industries, Inc. Profit Sharing Excess Plan to be executed on the date written above.

                                 BINDLEY WESTERN INDUSTRIES, INC.


ATTEST:                          By _____________________________
                                           (Signature)

_______________________________   _____________________________
        (Signature)                         (Printed)

_______________________________   _____________________________
         (Printed)                           (Office)

_______________________________
          (Office)


                                 KEY TRUST COMPANY OF INDIANA, N.A.


ATTEST:                          By _____________________________
                                           (Signature)

_______________________________   _____________________________
        (Signature)                         (Printed)

_______________________________   _____________________________
         (Printed)                           (Office)

_______________________________
          (Office)